EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Ashford Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-221993, 333-227729 and 333-236919) and Form S-8 (No. 333-200183) of Ashford Inc. of our report dated March 16, 2023, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
March 16, 2023